Exhibit 3.1

AMENDMENT NO. 3
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
JM GLOBAL HOLDING COMPANY

Pursuant to Section 242 of the
Delaware General Corporation Law

1.	The undersigned, being a duly authorized officer of JM GLOBAL HOLDING COMPANY (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

2.	The name of the Corporation is JM GLOBAL HOLDING COMPANY.

3.	The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on April 10, 2015.

4.	The Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 23, 2015.

5.	The Amendment to the Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 27, 2017.

6.	Amendment No. 2 to the Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on January 29, 2018.

7.	This Amendment No. 3 to the Amended and Restated Certificate of Incorporation, amends the Amended and Restated Certificate of Incorporation of the Corporation, as amended.

8.	This Amendment No. 3 to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of a majority of the holders of the common stock outstanding as of the record date in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

9.	The text of Section 4.01 of Article IV is hereby amended and restated to read in full as follows:

Section 4.01 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 110,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

10.	IN WITNESS WHEREOF, I have signed this Amendment No. 3 to the Amended and Restated Certificate of Incorporation this 2nd day of February 2018.

/s/ Tim Richerson
Name: Tim Richerson
Title: Chief Executive Officer